CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 9, 1999 included in Softworks Inc's Form 10-K filing for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                     /s/ Arthur Andersen LLP

Vienna, VA
December 27, 1999